Exhibit 5.2

366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

July 14, 2025

WEBUY GLOBAL LTD

35 Tampines Street 92

Singapore 528880

Ladies and Gentlemen:

We are acting as United States counsel to WEBUY GLOBAL LTD, a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1, File No. 333- 288310 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering of (i) up to US$10,000,000 of the class A ordinary shares of par value US$0.0000462 each (the “Class A Ordinary Shares”) of the Company (the “Offer Shares”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase Class A Ordinary Shares (the “Warrant Shares”), with the number of Warrant Shares and the exercise price subject to adjustment based on the offering price of the Offer Shares in the offering, each as described in the Registration Statement (collectively, the “Securities”). The Securities are to be sold by the Company pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) to be entered into by and between the Company and certain investors.

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	the Registration Statement,

2.	the form of the placement agency agreement, filed as Exhibit 1.1 to the Registration Statement,

3.	the form of the Pre-Funded Warrants, filed as Exhibit 4.1 to the Registration Statement,

4.	the form of the Securities Purchase Agreement, filed as Exhibit 10.8 to the Registration Statement,

5.	copies of the executed meeting minutes of meetings of the directors of the Company held on 25 June 2025, 1 July 2025, 2 July 2025 and 14 July 2025, respectively, and

6.	such other documents and corporate records as we have deemed necessary or appropriate to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties and (iv) the representations and warranties in the form of the documents described above that have not yet been executed are actual representations and warranties of the party that will be required to make them in the executed versions. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that the Pre-Funded Warrants, when issued as contemplated in the Registration Statement and the Securities Purchases Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is limited to the application of the laws of the State of New York, the Securities Act and the rules and regulations of the SEC promulgated thereunder only, and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP